UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) : May 16, 2006

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504

(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042

(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2006, the board of directors of E-Z-EM, Inc. (“the Company”) granted non-qualified stock options under the Company’s 2004 Stock and Incentive Award Plan (the “2004 Plan”) for 5,000 shares of the Company’s common stock, par value $0.10 per share (“common stock”), to each non-employee director of the Company (other than Paul Echenberg, the Chairman of the board) and for 8,750 shares to Mr. Echenberg. The grants were in addition to the Company’s ordinary compensation arrangements with its directors. The options vested in full on the grant date, have 10-year terms and have an exercise price of $17.49 per share, which was the average of the high and low prices of the common stock on The Nasdaq National Market on May 16, 2006. The grants were made pursuant to the Company’s standard form of non-statutory option agreement for directors under the 2004 Plan.

In addition, the board of directors determined that the annual grants of non-qualified options for 4,000 shares to each non-employee director of the Company other than Mr. Echenberg, and for 7,000 shares to Mr. Echenberg, which are scheduled to be made on June 3, 2006, will provide that the options vest immediately in full upon grant rather than one year from the date of grant, as has generally been the case with prior annual option grants to the directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006	E-Z-EM, INC.
(Registrant)

	By:	/s/ Peter J. Graham

Peter J. Graham
Senior Vice President –
Chief Legal Officer, Global Human Resources and Secretary